EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 25, 2000, accompanying the financial statements and schedule of Measurement Specialties Inc. and Subsidiaries contained in the Registration Statement on Form S-1 (File No. 333-57928). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

GRANT THORNTON LLP

Edison, New Jersey
July 11, 2001